Exhibit 10.102

PENNYMAC CORP., as an Owner,

PENNYMAC HOLDINGS, LLC, as an Owner, and

PENNYMAC LOAN SERVICES, LLC

as Oversight Servicer,

_______________________________________________

COMMERCIAL MORTGAGE SERVICING OVERSIGHT AGREEMENT

Dated as of June 1, 2016

This Amended and Restated Commercial Mortgage Servicing Oversight Agreement (“Agreement”), is dated and effective as of June 1, 2016, among PENNYMAC CORP., as Owner, PENNYMAC HOLDINGS, LLC, as Owner, and PENNYMAC LOAN SERVICES, LLC, as PLS or Oversight Servicer.

PRELIMINARY STATEMENT

WHEREAS, the Owner and the Seller previously entered into a Commercial Mortgage Servicing Oversight Agreement, dated as of December 15, 2015 (the “Existing Oversight Agreement”);

WHEREAS, the parties hereto have requested that the Existing Oversight Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein;

WHEREAS, Owner has entered a Servicing Agreement dated July 13, 2015 with Midland Loan Services, a Division of PNC Bank, National Association “(Midland”) and PLS, under which Owner engaged Midland to act as the Master Servicer of Mortgage Loans that the Owner acquires from time to time and as the Special Servicer with respect to certain Mortgage Loans, and engaged PLS to act as Special Servicer for certain other Mortgage Loans;

WHEREAS, Owner has requested that PLS oversee the servicing activities of Midland on behalf of Owner; and,

WHEREAS, the parties desire to provide the terms and conditions of PLS’ oversight of the servicing performed by Midland.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.   Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices”:  Servicing Mortgage Loans (a) in accordance with (i) applicable federal, state, and local laws, regulations, and ordinances, and investor requirements including, with respect to Freddie Mac SBL Loans, the Guide, (ii) the terms and provisions of the Mortgage Loan Documents, (iii) the express terms hereof, and (iv) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Master Servicer or the applicable Special Servicer services commercial mortgage loans for itself, its Affiliates, or other third party portfolios of mortgage loans similar to the Mortgage Loans.

“Action”: Any litigation, claim, action, suit, arbitration, inquiry, proceeding, investigation, or similar proceeding by or before any Governmental Authority or arbitrator.

“Additional Collateral”: Any non-real property collateral (including any letters of credit or reserve funds) pledged and/or delivered by or on behalf of the Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided, however, that in respect of Owner, the term “Affiliate” shall include only PennyMac Mortgage Investment Trust and its wholly owned subsidiaries and, in respect of Oversight Servicer, the term “Affiliate” shall include only Private National Mortgage Acceptance Company, LLC and its wholly owned subsidiaries.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”:  This Commercial Mortgage Servicing Oversight Agreement, as the same may be modified, supplemented or amended from time to time.

“Borrower”:  The obligor on a Note.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of California or New York are authorized or obligated by law or executive order to be closed.

“Change of Control” means the acquisition (in one or more transactions) by any Person, or two or more Persons acting in concert, of (i) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock or other ownership interests of an entity at any time if after giving effect to such acquisition(s) such Person or Persons own(s) fifty percent (50%) or more of such outstanding voting stock or other ownership interests on a fully diluted basis or (ii) the power or right to control or otherwise limit or modify, directly or indirectly, the management and operations of such Person.

“Custodian”: Deutsche Bank Trust Company Americas, in its capacity as Custodian under the Amended and Restated Custodial Agreement dated May 12, 2015, as amended from time to time, or any successor custodian duly appointed by Owner.

“Event of Default” has the meaning set forth in Section 8.01 of this Agreement.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Freddie Mac SBL Loan” means a small balance Mortgage Loan providing financing for the acquisition or refinance of conventional multifamily housing with five residential units or more and eligible for delivery to Freddie Mac under the terms of the Freddie Mac Guide.

“Guide” means any and all rules, regulations, requirements and guidelines of Freddie Mac applicable to Freddie Mac SBL Loans, as the same may be amended from time to time, including without limitation the Freddie Mac Multifamily Seller/Servicer Guide.

“Governmental Authority” means any federal, state, municipal, national, or local or other governmental department, court, commission, board, bureau, agency, intermediary, carrier or instrumentality, or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory, or possession thereof, a foreign sovereign entity, or country or jurisdiction or the District of Columbia.

“Loan Servicing”:  Those services pertaining to the Mortgage Loans which Master Servicer or Special Servicer must perform, applying Accepted Servicing Practices, under the terms of the Midland Servicing Agreement.

“Losses” mean any and all losses, damages, liabilities, fines, claims, demands, deficiencies, judgments, assessments, settlements, penalties, injuries, actions, suits, costs, and expenses of any nature whatsoever including, without limitation, reasonable attorneys’ fees and court costs.

“Master Servicer”:  Midland, or any successor servicer as provided in the Midland Servicing Agreement.

“Midland”:  Midland Loan Services, a Division of PNC Bank, National Association, or any successor Servicer as herein provided.

“Midland Servicing Agreement”:  The Servicing Agreement dated July 13, 2015 among Owner, Midland and PLS.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Loan which is payable by a Borrower on the due date under the related Note.

“Mortgage”:  With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Note, which creates a lien on the real property securing such Note.

“Mortgage Loan”:  Each of the MSS Mortgage Loans and PMSS Mortgage Loans identified on any Mortgage Loan Schedule under the Midland Servicing Agreement.

“Mortgage Loan Documents”: With respect to each Mortgage Loan, the related Note, the related Mortgage and any and all other documents executed and delivered in connection with the origination or subsequent modification of such Mortgage Loan.

“Mortgage Loan Schedule”:  A schedule of certain mortgage loans owned and held by the Owner which sets forth information with respect to such mortgage loans, as amended from time to time by the parties pursuant to Section 4.01(a) of the Midland Servicing Agreement.

“Mortgaged Property”:  The real property and improvements thereon securing repayment of the debt evidenced by the related Note. Such term shall also include any REO Property.

“MSS Mortgage Loans”:  The Mortgage Loans identified as such on any Mortgage Loan Schedule under the Midland Servicing Agreement as being special serviced by Midland.

“Note”:  With respect to any Mortgage Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan.

“Oversight Servicing”:  Those services to be performed by the Oversight Servicer pertaining to the Mortgage Loans in overseeing the performance of Midland in its capacity as Master Servicer and Special Servicer under the Midland Servicing Agreement, applying Accepted Servicing Practices, as more specifically set forth in Section 3.01.

“Owner”:  PennyMac Corp. and PennyMac Holdings, LLC, each with respect to any Mortgage Loans which it owns or holds a beneficial interest in.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PMSS Mortgage Loans”: The Mortgage Loans identified as being special serviced by PLS on any Mortgage Loan Schedule under the Midland Servicing Agreement.

“Private Securitization Transaction”:  Any transaction involving either (1) a sale of some or all of the Mortgage Loans directly or indirectly to an entity that issues privately offered, rated mortgage-backed securities or (2) an issuance of privately offered, rated securities, the payments of which are determined primarily by reference to one or more portfolios of mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans, in each case, in a transaction exempt from registration under federal, state and local securities laws.

“Public Securitization Transaction”:  Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans. With respect to Freddie Mac SBL Loans, the sale by Freddie Mac of the Freddie Mac SBL Loan to a real estate mortgage investment conduit trust that will issue securities backed by the Freddie Mac SBL Loans under the terms and conditions set forth in the Guide and the REMIC Provisions.

“Regulatory Event” means a situation in which (i) either Owner or Oversight Servicer becomes subject to any Regulatory Order or an Action initiated by a Governmental Authority, and (ii) such Regulatory Order or Action prevents or materially impairs such party’s ability to discharge its material obligations hereunder in any material respect, or the continuance of the arrangements contemplated by this Agreement by such party.

“Regulatory Order” means any injunction, order, judgment, decree, memorandum of understanding, consent decree, directive, or regulatory restriction, or any change in or interpretation of any law, rule or regulation, issued or imposed by a Governmental Authority and such event is not removed or stayed within thirty (30) days, or such shorter period as necessitated by such Governmental Authority, after reasonable efforts to so remove or stay such event are instituted by the party or parties made subject to thereto.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Servicing File”:  With respect to each Mortgage Loan, all documents, information and records relating to the Mortgage Loan and any Additional Collateral that are necessary to enable the Master Servicer or the Special Servicer to perform its duties and service the Mortgage Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Master Servicer or the Special Servicer. Documents or information in the Servicing File may be maintained by the Master Servicer or the Special Servicer in any commonly used electronic format in lieu of paper.  For the avoidance of doubt, Original Mortgage Loan Documents held by Owner's designated document custodian shall not be considered part of the Servicing File but the copies of such originals shall be considered part of the Servicing File.

“Servicing Transfer Date”:  With respect to each Mortgage Loan, the first Business Day of the month following delivery by Owner to the Master Servicer of a Mortgage Loan Schedule and the related Servicing File under the Midland Servicing Agreement or such other date as agreed in writing between the parties.

“Special Servicer”:  With respect to MSS Mortgage Loans, Midland or any successor special servicer.  With respect to PMSS Mortgage Loans, PLS or any successor special servicer.

“Whole Loan Transfer”:  The sale or transfer by Owner of some or all of the Mortgage Loans in a whole loan or participation format other than a Private Securitization Transaction or a Public Securitization Transaction.

Section 1.02.   General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)      The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)      Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America;

(c)      References herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)      A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)      The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)      The term “include” “includes” or “including” shall be deemed to be followed by the phrase “without limitation”; and,

(g)      Any and all capitalized terms which are not defined herein and which are defined in the Midland Servicing Agreement shall have the respective meanings set forth in the Midland Servicing Agreement, unless the context otherwise requires.

ARTICLE II

RETENTION AND AUTHORITY OF OVERSIGHT SERVICER

Section 2.01.   Engagement.  The Owner engages Oversight Servicer to perform, and Oversight Servicer agrees to perform, throughout the term of, and upon and subject to the terms, covenants and provisions of, this Agreement, oversight of the Loan Servicing activities of Midland with respect to each of the Mortgage Loans where Midland is the Master Servicer and/or Special Servicer.

Section 2.02.   Servicing Standard.  Oversight Servicer shall review Master Servicer’s performance of Loan Servicing activities with respect to the Mortgage Loans in light of Accepted Servicing Practices.

Section 2.03.   Authority of Oversight Servicer.

(a)      In performing its Oversight Servicing obligations hereunder, Oversight Servicer shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Oversight Servicing that it deems necessary or appropriate.  Without limiting the generality of the foregoing, Oversight Servicer is hereby authorized and empowered by the Owner when the Oversight Servicer deems it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Owner, (i) any and all documents or instruments necessary to maintain the lien of each Mortgage on the related Mortgaged Property and any other Additional Collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans; and (iii) any and all documents or instruments necessary to provide instructions or approval of any action as requested by Master Servicer or Custodian; provided, however, that Oversight Servicer shall notify the Owner in writing in the event that Oversight Servicer intends to execute and deliver any such instrument referred to in clause (ii) above.  The Owner agrees to cooperate with Oversight Servicer by executing and delivering to Oversight Servicer (i) a power of attorney evidencing Oversight Servicer’s authority and power under this Section in the form provided in Exhibit B, and (ii) from time to time, such other documents or instruments deemed necessary or appropriate by Oversight Servicer to enable Oversight Servicer to carry out its Oversight Servicing obligations hereunder.

(b)      In the performance of its Oversight Servicing obligations hereunder, Oversight Servicer shall take any action that is directed by the Owner which relates to Oversight Servicer’s Oversight Servicing obligations under this Agreement; provided, however, that Oversight Servicer shall not be obligated to take, or to refrain from taking, any action which the Owner requests that Oversight Servicer take or refrain from taking to the extent that Oversight Servicer determines in its reasonable and good faith judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, Borrower, Mortgaged Property; (ii) may cause a violation of any provision of a Mortgage Loan Document; or (iii) may be a violation of the Accepted Servicing Practices.

(c)      In performing its Oversight Servicing obligations hereunder, Oversight Servicer shall, except as otherwise provided herein and subject to the terms of this Agreement, have the same access as the Owner to Servicing Files, other Mortgage Loan Documents, Borrower data and information, and other books and records maintained by the Master Servicer and Custodian.  Owner agrees to cooperate with Oversight Servicer by executing and delivering to Master Servicer and Custodian such documents or instruments deemed necessary or appropriate to provide Oversight Servicer such access.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01.   Oversight Services.  Oversight Servicer agrees to oversee the Loan Servicing activities of Midland on behalf of Owner with respect to each of the Mortgage Loans, upon and subject to the terms of this Agreement.  Oversight Servicer shall perform such Oversight Servicing in a commercially reasonable and professional manner and consistent with Accepted Servicing Practices, which shall include but not be limited to the following:

(a)      appointing a knowledgeable, single point-of-contact for the relationship with Midland to ensure direct communication of any issues, concerns or requests;

(b)      accessing Midland’s system of record to perform a series of data integrity checks relative to primary servicing functions, including timely and accurate boarding and set up of all Mortgage Loans;

(c)      reviewing a number of reports from Master Servicer, including reserve, payment and delinquency status, to confirm that Master Servicer is performing in accordance with the Servicing Agreement and Accepted Servicing Practices;

(d)      downloading information from the system of record to produce customized borrower performance reports to aid Owner in tracking Mortgage Loan performance;

(e)      reviewing Master Servicer’s accounting and cash management processing procedures to verify that payments are timely and accurately applied;

(f)      meeting at least monthly with Master Servicer to review data, reports and other appropriate topics related to Master Servicer’s performance of services under the Midland Servicing Agreement;

(g)      developing a vendor scorecard to evaluate Master Servicer on appropriate commercial servicing obligations including compliance with regulations, investor guidelines and Owner’s policies;

(h)      reviewing Master Servicer’s escrow administration procedures to confirm that taxes and insurance are timely paid, reserves are properly calculated, and escrow analysis is performed in accordance with Accepted Servicing Practices;

(i)      reviewing Master Servicer’s procedures for confirming that adequate property and liability insurance coverage is in place in accordance with Accepted Servicing Practices;

(j)      analyzing Master Servicer’s asset management process, including tracking of Mortgage Loan covenants, property inspection procedures, and Borrowers’ financial statement collection and analysis, if applicable;

(k)      assessing Master Servicer’s customer service quality, including average time to answer calls, average response time to email and written inquiries, website functionality, call handling process, dispute resolution success, and complaint handling;

(l)      assisting Owner in monitoring Master Servicer’s process for collecting delinquent payments and managing delinquencies, if applicable;

(m)      reviewing calculations of interest and penalties to ensure Master Servicer’s compliance to the Mortgage Loan Documents, if applicable;

(n)      reviewing Master Servicer’s process for sending deferred maintenance notices in order to preserve the value of Mortgage Property;

(o)      assisting Owner in timely reporting investors and ensuring that Master Servicer, including in its capacity as Special Servicer of the  MSS Mortgage Loans if applicable, provides all necessary information for such reporting, if applicable;

(p)      monitoring Midland’s performance of special servicing activities on MSS Mortgage Loans, including loan workouts, foreclosure, bankruptcy and REO management, if applicable;

(q)      monitoring Master Servicer’s forbearance activity to ensure appropriate handling, if applicable;

(r)      reviewing Master Servicer’s investor reporting capabilities, including accuracy and timeliness of reports and ability to create ad hoc reports;

(s)      assessing Master Servicer’s investor remittance capabilities;

(t)      assessing the strengths and weaknesses of Master Servicer’s system of record, including technology initiatives, data backup procedures, and disaster recovery and business continuity plans;

(u)      reviewing Master Servicer’s staffing levels, employee training, hiring practices, and employee performance and monitoring;

(v)      assessing the quality of Master Servicer management’s response to audit findings and quality control reviews;

(w)      reviewing Master Servicer’s litigation and regulatory inquiry management process;

(x)      reviewing Master Servicer’s policies and procedures and process for updating such P&Ps; and,

(y)      reviewing Master Servicer’s vendor management process and procedures, including for appraisers, environmental and engineering firms, attorneys, receivers, property managers and real estate agents;

(z)      performing any other tasks outlined as “PennyMac Owner” or “PennyMac Owner Oversight” tasks in the Servicer Responsibility Matrix attached as an exhibit to the Midland Servicing Agreement;

(aa)     reviewing Master Servicer’s process on Freddie Mac SBL Loan for monitoring the expiration dates of financing statements filed and recorded with respect to Freddie Mac’s perfected security interest in personal property and timely filing continuation statements;

(bb)     to the extent not addressed in 3.01(z), performing any other post-purchase reporting tasks required by the Guide, preparing and executing remittance and reporting respecting Freddie Mac SBL Loan repurchases in compliance with Chapters 53 and 54 of the Guide, preparing and executing remittances due for Freddie Mac SBL Loan Defaulted Mortgages, reporting, no later than the 1st day of each month, a balance for the SBL Cash Collateral Account from the depository institution, and other mutually agreed services for the Freddie Mac SBL loans, all of the above subject to Oversight Servicer’s completion of the training required by Freddie Mac and in coordination with Master Servicer.

Section 3.02.   Administrative Procedures.  Owner and Oversight Servicer shall develop appropriate administrative procedures for coordinating with each other, reporting on Oversight Servicer’s results of work performed, and meeting with Owner from time to time to discuss Oversight Servicer’s recommendations regarding the Loan Servicing activities of Master Servicer.

Section 3.03.   Additional Consulting Services.  Oversight Servicer agrees to perform such additional consulting services related to the Loan Servicing as may be reasonably requested from time-to-time by Owner, subject to mutual agreement on an appropriate statement of work and additional fees for such services.

ARTICLE IV

COMPENSATION

Section 4.01   Oversight Servicing Fees. As compensation for services performed by Oversight Servicer under this Agreement, Owner will pay Oversight Servicer the fees set forth and calculated in accordance with attached Exhibit A (“Oversight Servicing Fees”).  For the avoidance of doubt, such Oversight Servicing Fees shall be separate from and in addition to any compensation that PLS is entitled to under the Midland Servicing Agreement for acting as Special Servicer with respect to the PMSS Mortgage Loans.

Section 4.02   Reimbursement of Travel Expenses. During the term of this Agreement, Owner will reimburse Oversight Servicer for its actual, reasonable, out-of-pocket expenses for travel reasonably necessary in connection with work under this Agreement (e.g., visits to Master Servicer’s facilities). Oversight Servicer shall submit accurate and complete supporting documents for reimbursement of such expenses and shall follow any reasonable policies, requirements, or directions imposed by Owner in connection with such expenses.

Section 4.03   Invoices and Payments.  Oversight Servicer shall deliver to Owner an invoice on or before the seventh (7th) calendar day of each month, accompanied by a report detailing the calculation of the Oversight Servicing Fees earned for the preceding calendar month (in a mutually agreed format).  Owner will pay the Oversight Servicing Fees, as reflected on such invoice and report, to Oversight Servicer in immediately available funds on or before the eighteenth (18th) day of each calendar month, or the immediately preceding Business Day if the 18th is not a Business Day.  Each monthly payment shall also include reimbursement of any travel expenses of Oversight Servicer pursuant to Section 4.02 if Oversight Servicer submits the supporting documents to Owner on or before the seventh (7th) calendar day of such month.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties of Oversight Servicer.  Oversight Servicer makes the following representations and warranties as of the date of this Agreement and as of each Servicing Transfer Date:

(a)      Due Organization and Good Standing.  Oversight Servicer is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

(b)      Authority and Capacity.  Oversight Servicer has all requisite organizational power, authority, and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder.

Oversight Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant of Oversight Servicer contained in this Agreement.

(c)      Effective Agreement.  The execution, delivery, and performance of this Agreement by Oversight Servicer and consummation of the transactions contemplated hereby have been or will be duly and validly authorized by all necessary organizational or other action; and this Agreement is a valid and legally binding agreement of Oversight Servicer enforceable against Oversight Servicer in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance.

(d)      No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, will (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions, or provisions of the articles of incorporation, by-laws, or other organizational documents of Oversight Servicer, as applicable, or of any mortgage, indenture, deed of trust, loan or credit agreement, or other agreement or instrument to which Oversight Servicer is a party or by which Oversight Servicer is bound, or of any law, ordinance, rule, or regulation of any governmental authority applicable to Oversight Servicer, or of any order, judgment, or decree of any court or governmental authority applicable to Oversight Servicer, or (b) result in the creation or imposition of any lien, charge, or encumbrance of any nature upon the Mortgage Loans or the properties or assets of Oversight Servicer.

(e)      Consents, Approvals and Compliance.  Oversight Servicer has all licenses, approvals, permits, and other authorizations required under Accepted Servicing Practices to oversee servicing of the Mortgage Loans, and the same are in full force and effect, without notice of possible suspension, revocation, or impairment.  Any requisite consents or approvals of other Persons to the execution and delivery of this Agreement, or the performance of the transactions contemplated hereby by Oversight Servicer, have been or will be obtained prior to the applicable Servicing Transfer Date or such other earlier or later date as expressly provided herein.  Oversight Servicer has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of Oversight Servicer or its ability to perform its obligations hereunder.

(f)      Ordinary Course of Business.  The transactions contemplated by this Agreement are in the ordinary course of business of Oversight Servicer.

(g)      Litigation.  There is no Action existing or pending, or to the best of Oversight Servicer’s knowledge, threatened, or any order, injunction, or decree outstanding, against or relating to Oversight Servicer that could have a material adverse effect upon: (i) the Mortgage Loans to be oversight serviced by Oversight Servicer hereunder; (ii) the performance by Oversight Servicer of its obligations under this Agreement.

(h)      Authority of Oversight Servicer.   Oversight Servicer’s execution and delivery of this Agreement has been (i) specifically approved by the Board of Directors of

Oversight Servicer, and such approval is reflected in the books and records of such Board of Directors, or (ii) approved by an officer of Oversight Servicer, who was duly authorized by the Board of Directors of Oversight Servicer to enter into such types of transactions and such authorization is reflected in the books and records of the Board of Directors.

(i)      Insurance.  Oversight Servicer has in full force and effect all insurance required to oversee servicing of the Mortgage Loans pursuant to Accepted Servicing Practices and as necessary to perform its obligations hereunder.

Section 5.02   Representations and Warranties of Owner.  As an inducement to Oversight Servicer to enter into this Agreement, each Owner represents and warrants as to itself as of the date of this Agreement and each Servicing Transfer Date as follows:

(a)      Due Organization and Good Standing.  PennyMac Corp., as Owner, is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.  PennyMac Holdings, LLC, as Owner, is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.

(b)      No Violation of Organizational Documents or Agreements.  The execution and delivery of this Agreement by each Owner, and the performance and compliance with the terms of this Agreement by each Owner, will not violate the Owner’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Owner is a party or which is applicable to it or any of its assets.

(c)      Full Power and Authority.  Each Owner has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)      Binding Obligation.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of each Owner, enforceable against the Owner in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)      No Violation of Law, Regulation or Order.  Each Owner is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Owner’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Owner’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Owner to perform its obligations under this Agreement or the financial condition of the Owner.

(f)      No Material Litigation.  No litigation is pending or, to the best of the Owner’s knowledge, threatened against the Owner that, if determined adversely to the Owner, would prohibit the Owner from entering into this Agreement or that, in the Owner’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Owner to perform its obligations under this Agreement or the financial condition of the Owner.

(g)      No Consent Required.  Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Owner under this Agreement.

Section 5.03   Survival.  The representations and warranties of set forth in this Article V shall survive the execution and delivery of this Agreement and each Servicing Transfer Date and shall continue in full force and effect after the termination date.  Upon discovery by any party of any breach of any of the foregoing representations and warranties, such party shall give prompt written notice thereof to the other parties.

ARTICLE VI

TERM AND TERMINATION

Section 6.01   Term of the Agreement.  The initial term of this Agreement shall be for the same three (3) year term as the Midland Servicing Agreement unless terminated earlier as provided in this Article VI (“Initial Term”).  After the Initial Term, this Agreement shall renew automatically every 18 months for an additional 18 month period (an “Automatic Renewal Term”) unless the Owner or Oversight Servicer terminates this Agreement upon the expiration of the Initial Term or any Automatic Renewal Term and upon at least 90 days’ prior written notice to the Owner or Oversight Servicer, as applicable.

Section 6.02   Termination for Convenience.  Owner may terminate this Agreement for convenience (i.e., for any reason or no reason) by giving Oversight Servicer written notice, (i) specifying termination in whole or in part as to a portion of the Mortgage Loans, as the case may be, and (ii) designating the termination date, which shall be not less than ninety (90) days after the date of such notice.

Section 6.03   Termination for Event of Default.

(a)      By giving Oversight Servicer written notice and designating the termination date, which may be immediately on the date of such written notice, Owner may terminate this Agreement for an Event of Default by Oversight Servicer.

(b)      Termination by Owner in connection with an Event of Default will be without prejudice to and with full reservation of any other rights and remedies available to Owner under this Agreement or at law or in equity.

(c)      No termination fees will be payable in connection with any termination by Owner for an Event of Default by Oversight Servicer.

Section 6.04   Termination for Regulatory Event.  Any party may terminate this Agreement in whole or in part by giving the other parties at least thirty (30) days’ prior written notice and designating the termination date if there is a Regulatory Event or changes are made to applicable law that would prohibit, prevent, or materially impair such party’s continuing this Agreement with the other party with respect to all or specific Mortgage Loans. Such termination will not be considered a termination for convenience or as a result of an Event of Default.

Section 6.05   Termination for Change in Oversight Servicer Circumstances.

(a)      Owner may terminate this Agreement by notice to Oversight Servicer in the event of (a) a sale of a direct or indirect majority interest in Oversight Servicer to a non-affiliated Person, (b) a Change of Control of Oversight Servicer, or (c) a change in the corporate status of Oversight Servicer, including any merger or consolidation with any Person (other than any merger or consolidation (i) with respect to which Oversight Servicer will be the continuing Person, and (ii) if such merger or consolidation will not otherwise result in an Event of Default by Oversight Servicer hereunder).

(b)      Owner’s written consent to a change in Oversight Servicer circumstances under this Agreement will constitute consent under all other agreements between Owner and Oversight Servicer concerning the servicing of the Mortgage Loans.

(c)      Such termination will not be considered to be a termination for convenience or a termination in connection with an Event of Default.

Section 6.06   Other Termination Provisions. If a Mortgage Loan is repurchased by the originator, a prior servicer or other third party, this Agreement will automatically terminate with respect to such Mortgage Loan, and such termination will not be considered to be a termination for convenience or an Event of Default.

Section 6.07   Duties upon Termination; Transfer of Books, Records and Accounts.  Regardless of the basis for termination or expiration of this Agreement (in whole or in part), commencing upon effectiveness of a notice of the termination of this Agreement, and continuing after the effective date of expiration or, if applicable, termination of this Agreement (as such effective date may be extended pursuant to Section 6.08), Oversight Servicer will provide reasonable assistance with the transfer of the Oversight Servicing to Owner or another designated Person.  Oversight Servicer shall (i) deliver all books, records, documents, files, data tapes, and other information and data related to the Mortgage Loans to the Owner or other Persons designated by the Owner; and (ii) fully cooperate with the Owner and any new servicer to effectuate an orderly transition of Oversight Servicing of the related Mortgage Loans.  Oversight Servicer will use commercially reasonable efforts to minimize Owner’s costs and management time resulting from the cessation of the terminated servicing and to minimize the implementation time for the transfer of the terminated servicing to Owner and/or its successor servicer or Oversight Servicer. Upon such termination, any Oversight Servicing Fees which remain unpaid shall be remitted by Owner to Oversight Servicer within ten (10) Business Days after Owner’s receipt of an itemized invoice therefor.  Such transfers and actions will be at Oversight Servicer’s expense, unless this Agreement is terminated by Owner in accordance with Section 6.02.

Section 6.08   Extension of Expiration or Termination Date.  Oversight Servicer acknowledges that the services provided under this Agreement are vital to Owner and must continue without interruption during any transition period (except as otherwise directed by Owner) if Owner decides to perform such services itself or engage a successor servicer to perform them, or to provide an orderly wind-down of servicing in the event of a partial or complete cessation or termination of servicing with respect to any or all Mortgage Loans.  To provide for orderly completion of such transition, Owner has the right to extend the effective date of termination or expiration one or more times as it elects, in its discretion, provided that the total of all such extensions will not exceed ninety (90) days following the original effective date of such termination or expiration.  Owner will use commercially reasonable efforts to exercise this option by notice delivered to Oversight Servicer at least thirty (30) days before the upcoming expiration or termination date.

Section 6.09   Transfer of Mortgage Loans.

(a)      The Oversight Servicer acknowledges that any or all of the Mortgage Loans may be sold, transferred, assigned or otherwise conveyed by the Owner to any third party without the consent or approval of the Oversight Servicer.  Except as provided in Section 6.03, any such transfer shall constitute a termination of this Agreement with respect to such Mortgage Loans, subject to the Owner’s notice requirements under Section 6.02.  Owner acknowledges that the Oversight Servicer shall not be obligated to perform Oversight Servicing with respect to such transferred Mortgage Loans for any third party unless and until the Oversight Servicer and such third party execute an oversight servicing agreement having terms which are mutually agreeable to Oversight Servicer and such third party.

(b)      Until Oversight Servicer receives written notice from the Owner of the sale, transfer, assignment or conveyance of one or more Mortgage Loans, the Owner shall be presumed to be the owner and holder of such Mortgage Loans and Oversight Servicer shall continue to earn Oversight Servicing Fees with respect to such Mortgage Loans.

ARTICLE VII

INDEMNIFICATION

Section 7.01   Indemnification by Oversight Servicer.  Oversight Servicer will indemnify and hold Owner, its directors, officers, and employees, harmless from, and will reimburse Owner, its directors, officers, and employees for, any and all Losses incurred to the extent that such Losses arise out of, relate to, or result from any breach of any representation or warranty of Oversight Servicer hereunder or the material breach of any term, covenant, condition, agreement, or obligation of Oversight Servicer set forth in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto.  Notwithstanding any provision to the contrary, Oversight Servicer will have no obligation to indemnify or hold Owner harmless from and against that portion of any claim for indemnification that arises from any fact or circumstance for which Oversight Servicer is entitled to indemnification by Owner pursuant to Section 7.02.   Further,

Owner will not enforce against Oversight Servicer any indemnity obligation with respect to (i) Losses relating to any representations and warranties made by a third party and related to the sale or origination of the Mortgage Loans, or (ii) any servicing deficiencies, to the extent any servicing deficiency is caused solely by any action or failure of the prior servicer or Master Servicer.  Notwithstanding the foregoing, Oversight Servicer will be liable to the extent of any Losses caused by Oversight Servicer’s failure to notify Owner of such Losses as required by this Agreement and Accepted Servicing Practices and will take any corrective action requested by Owner, to the extent any such corrective action is reasonably able to be taken by Oversight Servicer, or for any other failure in Oversight Servicer’s performance of its responsibilities on or after the applicable Servicing Transfer Date.

Section 7.02   Indemnification by Owner. Owner will indemnify and hold Oversight Servicer harmless from, and will reimburse Oversight Servicer for, all Losses incurred to the extent that such Losses arise out of, relate to, or result from the following: (i) the breach of any term, covenant, condition, agreement, or obligation of Owner set forth in this Agreement or in any schedule, exhibit, or certificate furnished pursuant hereto; (ii) any acts or omissions of the Master Servicer or prior servicer relating to the Mortgage Loans except to the extent that Oversight Servicer was a contributing cause; (iii) a claim by a Borrower or any other party to a Mortgage Loan to the extent that such claim arises solely out of alleged acts or omissions of the Master Servicer or prior servicer or any party in connection with the origination or servicing of such Borrower’s Mortgage Loan and except to the extent that Oversight Servicer was a contributing cause; or (iv) subject to Oversight Servicer’s performance under this Agreement and its reasonable effort to avoid such claim: (A) the failure of the information contained in a Mortgage Loan Schedule or other data or information provided by or on behalf of Owner to be true and complete in all material respects, (B) Owner, the Master Servicer or the prior servicer’s failure to provide information regarding the Mortgage Loans, or (C) a data integrity failure with respect to data provided by or on behalf of Owner, Master Servicer or a prior servicer.

Section 7.03   Notice of Indemnifiable Actions.

(a)      Each party to this Agreement will promptly (but in all cases within ten (10) days) notify the other party in writing of the existence of any matter known to it giving rise to any obligation of the other party under this Article VII and, in the case of any Action brought by a third party which may give rise to any such obligation, each party will promptly (but in all cases within ten (10) days) notify the other party of the commencement of such Action as and when same becomes known to it.  Subject to Section 7.05, the indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume and control the defense of any third-party Action, including, without limitation, the right to designate counsel and to control all negotiations, litigation, settlements, compromises, and appeals of any such claim or potential claim; provided, however, that the counsel is reasonably satisfactory to the indemnified party (“Indemnified Party”) in the exercise of its reasonable discretion.  The party not controlling the defense or prosecution of any such third-party Action may participate at its own cost and expense.  Following the full discharge of the Indemnifying Party’s obligations, the Indemnified Party will, subject to Accepted Servicing Practices or other requirements of Owner, assign to the Indemnifying Party any and all related claims against third parties.  Subject to Accepted Servicing Practices, promptly after receipt, the Indemnified Party will refund to the Indemnifying

Party the amounts of all recoveries received by the Indemnified Party with respect to any Action with respect to which it was also reimbursed for Losses by the Indemnifying Party.

(b)      Following receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party will seek to cure the problem giving rise to the demand, if possible, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such other time as may be required by Owner or other third-party claimant.  As to any claim for indemnity for which notice is given as herein provided, the corresponding obligation of indemnity will continue to survive until whichever of the following events first occurs: (i) the Indemnifying Party will have discharged its obligation of indemnity to the Indemnified Party with respect to such claim, as required hereunder; (ii) a court of competent jurisdiction will have finally determined that the Indemnifying Party is not liable to the Indemnified Party with respect to such claim; or (iii) the Indemnified Party will have released in writing (or be held by a court of competent jurisdiction to have released) the Indemnifying Party from any liability with respect to such claim.

Section 7.04   Mitigation of Losses.  An Indemnified Party will, to the extent practicable and reasonably within its control, make good faith efforts to mitigate any Losses of which it has adequate notice, provided that an Indemnified Party will not be obligated to act in a manner which it reasonably believes is adverse to its own best interests.  Except to the extent required by Accepted Servicing Practices, nothing in this Article VII will be construed as obligating any party to this Agreement to sue any third party.

Section 7.05   Control of Actions.

(a)      Owner will have the right to assume some or all of the control or defense of any Action, including by transfer of some or all of the control or defense of such Action to the prior servicer or other third party settlement; provided, however, that the Owner shall not enter into any settlement that obligates Oversight Servicer to take any action, incur any expense, or make any admission of guilt without Oversight Servicer’s prior written consent, and further provided that Oversight Servicer shall have the right to be represented by independent counsel of their own choosing, at their own cost and expense, in connection with such claim or suit.  In connection therewith, Oversight Servicer will make available such information and assistance as Owner or such prior servicer or other third party may reasonably request, including any witnesses, pertinent records, materials, and information in Oversight Servicer’s possession or under Oversight Servicer’s control.

(b)      If Oversight Servicer retains control over the defense of an Action as permitted herein, Oversight Servicer and Owner (and to the extent requested by Owner, the prior servicer or other third party) will confer in good faith, and Oversight Servicer will reasonably consider suggestions from Owner and its counsel regarding the control or defense of the Action.  The parties may jointly agree upon counsel reasonably acceptable to such parties to represent them to defend the Action, and when appropriate, will enter into joint defense agreements for retaining joint counsel.  Oversight Servicer will follow any directions from Owner to bill all or any portion of the Losses or any cost or expenses of the defense of such Action to a third party, provided that Owner will remain liable for such amounts to the extent provided in this Agreement.

ARTICLE VIII

DEFAULT

Section 8.01   Events of Default.

(a)          The following shall constitute an Event of Default under this Agreement on the part of the Oversight Servicer:

(i)    the failure by the Oversight Servicer duly to observe or perform in any material respect any other covenant or agreement on the part of the Oversight Servicer set forth in this Agreement that has not been remedied for a period of thirty (30) days after the date on which notice of such failure is given to the Oversight Servicer by the Owner; provided, however, that, with respect to any such failure that is susceptible to cure but not curable within such 30-day period, Oversight Servicer shall have an additional cure period of thirty (30) days to effect such cure so long as Oversight Servicer has commenced to cure such failure within the initial 30-day period, Oversight Servicer is diligently pursuing a full cure, and Oversight Servicer has provided evidence of such curability and such diligent pursuit that is reasonably satisfactory to the Owner;

(ii)    any breach of any representation or warranty on the part of Oversight Servicer set forth in this Agreement that has not been remedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to Oversight Servicer by the Owner; provided, however, that, with respect to any such breach that is susceptible to cure but not curable within such 30-day period, Oversight Servicer shall have an additional cure period of thirty (30) days to effect such cure so long as Oversight Servicer has commenced to cure such failure within the initial 30-day period, Oversight Servicer is diligently pursuing a full cure and Oversight Servicer has provided evidence of such curability and such diligent pursuit that is reasonably satisfactory to the Owner;

(iii)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against Oversight Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(iv)    Oversight Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Oversight Servicer or of or relating to all or substantially all of its property;

(v)    Oversight Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi)    Oversight Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located for more than ninety (90) days after receiving notice from any Person thereof, provided that such failure shall not constitute an Event of Default if, prior to the expiration of such ninety (90) day period, the Oversight Servicer transfers the affected Mortgaged Properties to an oversight servicer that (A) satisfies the licensing requirements for the jurisdiction where such Mortgaged Properties are located and (B) is reasonably acceptable to Owner; or

(vii)    without the prior consent of the Owner or as expressly permitted or required by the other provisions of this Agreement, Oversight Servicer attempts to assign this Agreement or its right to servicing compensation hereunder, or to delegate its duties hereunder, in each case whether in whole or in part, or Oversight Servicer sells or otherwise disposes of all or substantially all of its property or assets.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to Oversight Servicer, may terminate without compensation all the rights and obligations of Oversight Servicer under this Agreement.

(b)         In case one or more Events of Default by Oversight Servicer occur and shall not have been remedied, the Owner, by notice in writing to Oversight Servicer, shall be entitled, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relieve and specific performance, to terminate all the rights and obligations of Oversight Servicer under this Agreement, by notice in writing to Oversight Servicer and without payment of any other compensation; provided, however, that Oversight Servicer shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Oversight Servicing Fees or otherwise and such amounts shall be due and payable at the times and in the manner as if Oversight Servicer were not terminated.  Upon receipt by Oversight Servicer of such written notice, all authority and power of Oversight Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Owner or any successor appointed by the Owner.  Upon written request from the Owner, Oversight Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files to the extent provided to Oversight Servicer, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Oversight Servicer’s sole expense or as otherwise consistent with Accepted Servicing Practices.  Oversight Servicer agrees to cooperate with the Owner and such successor in effecting the termination of Oversight Servicer’s responsibilities and rights hereunder.

Section 8.02   Waiver of Defaults.  The Owner may waive in writing any default by Oversight Servicer in the performance of its obligations hereunder and its consequences.  Upon any such written waiver of a default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.

No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Entire Agreement; Amendment.  This Agreement, including all documents and exhibits incorporated by reference, together with the Midland Servicing Agreement, constitute the entire agreement between the parties with respect to servicing of the Mortgage Loans.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.  This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 9.02 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with the Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York (without regard to conflicts of laws principles other than sections 5-1401 and 5-1402 of the New York general obligations law), except to the extent preempted by federal law.

Section 9.03 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

If to the Owner to:

PennyMac Corp.

Attn: Chief Operating Officer

3043 Townsgate Road

Westlake Village, California 91361

PennyMac Holdings, LLC

Attn: Chief Operating Officer

3043 Townsgate Road

Westlake Village, California 91361

With a copy to:

PennyMac Operating Partnership, L.P.

Attn:  General Counsel

3043 Townsgate Road

Westlake Village, California 91361

If to the Oversight Servicer:

PennyMac Loan Services, LLC

Attn: Director, Servicing Operations

3043 Townsgate Road

Westlake Village, California 91361

With a copy to:

PennyMac Loan Services, LLC

Attn: General Counsel

3043 Townsgate Road

Westlake Village, California 91361

Section 9.04   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05   Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.06   Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties.  The duties and responsibilities of Master Servicer or Special Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner.  Master Servicer or Special Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 9.07   Attorneys’ Fees. If any claim, legal action or any arbitration or other proceeding is brought for the enforcement of the Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

Section 9.08.   Confidentiality.  Each party understands that certain information which it has been furnished and will be furnished in connection with the Agreement, including information concerning business procedures, servicing fees or prices, Non Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Regulations on Privacy of Consumer Information published at 12 C.F.R. Sections 43(m) and (o)), policies or plans of the other party or any of its Affiliates, is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its Affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors who have a need to know such information) or use it, except in connection with this Agreement or as such party reasonably determines necessary as a part of its filing of Securities and Exchange Commission Forms 8-K, 10-Q or 10-K as related to disclosures to investors, without the prior written consent of the party furnishing such information.  Information which is publicly known or which has been disclosed to the other party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes.  If any party, or any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the Agreement, such party agrees to provide the affected party with prompt notice of such request(s) so that the affected party may seek an appropriate protective order and/or waive notifying party’s compliance with the terms of this Section 9.08.  Notwithstanding the terms of this Section 9.08, if, (i) in the absence of a protective order or the receipt of a waiver, a party is nonetheless, in the opinion of its counsel, legally compelled to disclose information concerning another party or else stand liable for contempt or suffer other censure or penalty, or (ii) such request for disclosure is made by a governmental entity, the party may disclose such information without liability hereunder.  Following termination of this Agreement, each party agrees to promptly return to the other, immediately upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with this Agreement.

Section 9.09   Cooperation of Oversight Servicer with a Reconstitution.

(a)          Oversight Servicer and Owner agree that with respect to some or all of the Mortgage Loans, on one or more dates (each a “Reconstitution Date”), at the Owner’s sole option, the Owner may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement and the Midland Servicing Agreement, without recourse, to:

(i)           Fannie Mae or Freddie Mac in one or more Whole Loan Transfers with respect to multifamily Mortgage Loans, which Reconstitution with respect to Freddie Mac SBL Loans shall also include a subsequent Public Securitization Transaction;

(ii)          one or more other third-party purchasers in one or more Whole Loan Transfers;

(iii)          one or more trusts or other entities to be formed as part of one or more Private Securitization Transactions; or

(iv)          one or more trusts or other entities to be formed as part of one or more Public Securitization Transactions.

(b)          With respect to each Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, as the case may be, entered into by the Owner, Oversight Servicer shall:

(i)          upon request of the Owner or, in the case of Freddie Mac SBL Loans, in the absence of a written notice to Oversight Servicer to the contrary, continue to provide oversight for the servicing of the Mortgage Loans included in such Reconstitution pursuant to a pooling and servicing agreement or other agreement;

(ii)          if Oversight Servicer will continue to provide oversight for the servicing of the Mortgage Loans included in the Reconstitution, provide as applicable:

(A)    information pertaining to Oversight Servicer of the type and scope customarily included in offering documents for commercial mortgage-backed securities transactions involving single or multiple loan originators including information regarding financial condition and mortgage loan delinquency, foreclosure and loss experience or other information as is otherwise reasonably requested by the Owner, and to deliver to the Owner any non-public, unaudited financial information, in which case the Owner shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit, or as is otherwise reasonably requested by the Owner and which Oversight Servicer  is capable of providing without unreasonable effort or expense (collectively “Servicer Information”), and to indemnify the Owner and its affiliates for material misstatements or omissions contained in Oversight Servicer Information; provided, however, Owner shall indemnify and hold harmless Oversight Servicer  and its affiliates for material misstatements or omissions contained in all other information in any offering document, other than Servicer Information; and

(B)    such opinions of counsel, letters from auditors, and certificates of officers of Oversight Servicer  as are reasonably believed necessary by the trustee, any rating agency or the Owner, as the case may be, in connection with such Private Securitization Transaction or Public Securitization Transaction.  The Owner shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions (other than opinions by in-house counsel), letters or certificates described in this clause (ii)(B).

(iii)         if Oversight Servicer  will continue to provide oversight for the servicing of the Mortgage Loans included in the Reconstitution, aid in the negotiation and execution of one or more custodial agreements among the Owner, Master Servicer or Special Servicer  and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion after consultation with Oversight Servicer, Master Servicer or Special Servicer, in each case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

(iv)         if Oversight Servicer  will continue to provide oversight for the servicing of the Mortgage Loans included in the Reconstitution, (1) cooperate fully with the Owner, any prospective purchaser, any Rating Agency or any party to any agreement to be executed in connection with such Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, with respect to all reasonable requests and due diligence procedures, including participating in meetings with Rating Agencies, bond insurers and such other parties as the Owner shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers; (2) to execute, deliver and perform all reconstitution agreements required by the Owner, and to use its best reasonable, good faith efforts to facilitate such Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction, as the case may be; (3) (a) to restate the representations and warranties set forth in this Agreement as of the Reconstitution Date which shall not be materially more onerous than those required under this Agreement or (b) make the representations and warranties with respect to the oversight of the servicing of the Mortgage Loans set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties with respect to the oversight of the servicing of the Mortgage Loans as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution; provided, however, that such representations and warranties shall not be materially more onerous than those required under this Agreement.  Master Servicer or Special Servicer shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution:  (i) any and all information and appropriate verification of information which may be reasonably available to Master Servicer or Special Servicer  or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall reasonably request and (ii) subject to the provisions of this Section 9.09(b), to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Owner or any such participant; provided that Master Servicer or Special Servicer is given an opportunity to review and reasonably negotiate in good faith provisions of such indemnity.

(c)    Any execution of a pooling and servicing agreement or reconstitution agreement by Oversight Servicer shall be conditioned on Oversight Servicer receiving the Oversight Servicing Fees, or such other servicing fees and compensation  acceptable to Oversight Servicer.  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Private Securitization Transaction or Public Securitization Transaction shall be subject to this Agreement and shall continue to be overseen in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.  Notwithstanding any provision to the contrary in this Agreement, if Oversight Servicer  is performing oversight servicing with respect to a Reconstitution, the Owner agrees that in such Reconstitution any performance termination triggers shall be substantially similar to those contained in this Agreement or the Freddie Mac Guide, if applicable, or otherwise subject to approval by Oversight Servicer in its reasonable discretion.

Section 9.10   Article and Section Headings. The article and section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 9.11   Counterparts.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.12   Trademarks.  Owner and Oversight Servicer agree that they and their employees, subcontractors and agents, shall not, without the prior written consent of the other party in each instance, (i) use in advertising, publicity or otherwise the name of each and every other party to this Agreement or their Affiliates or any of their managing directors, partners or employees, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party or their Affiliates, or (ii) represent, directly or indirectly, any product or any service provided by Owner and Oversight Servicer as approved or endorsed by the other parties to this Agreement or their Affiliates.

Section 9.13   WAIVER OF TRIAL BY JURY.  OVERSIGHT SERVICER AND OWNER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.14   LIMITATION OF DAMAGES.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIM MADE AGAINST A PARTY.

Section 9.15   SUBMISSION TO JURISDICTION; WAIVERS.  OVERSIGHT SERVICER AND OWNER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)      SUBMITS FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA AND APPELLATE COURTS FROM ANY THEREOF;

(b)      CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)      AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their respective officers duly authorized as of the date first above written.

PENNYMAC CORP., a Delaware corporation

(Owner)

By:	/s/ Vandad Fartaj
	Name:	Vandad Fartaj
	Title:	Senior Managing Director and
Chief Investment Officer

PENNYMAC HOLDINGS, LLC, a Delaware limited
liability company

(Owner)

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and
Chief Business Development Officer

PENNYMAC LOAN SERVICES, LLC, a Delaware
limited liability company

(Oversight Servicer)

By:	/s/ Steven F. Skolnik
	Name:	Steven F. Skolnik
	Title:	Managing Director, Commercial Lending

EXHIBIT A

OVERSIGHT SERVICING FEES

Monthly Oversight Servicing Fee:                An amount equal to the product of (a) the aggregate outstanding principal balance of Mortgage Loans as of the first day of each month subject to the Midland Servicing Agreement during such month, times (y) 0.05% (5 basis points) divided by (z) twelve (12).

EXHIBIT B

FORM OF POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

THAT, PENNYMAC CORP., a Delaware corporation, as an Owner, and PENNYMAC HOLDINGS, LLC, a Delaware limited liability company, as an Owner (“Owners”), by these presents do hereby make, constitute and appoint PENNYMAC LOAN SERVICES, LLC (“Oversight Servicer”), a Delaware limited liability company, Owners’ true and lawful agent and attorney-in-fact, and hereby grant it authority and power to take, through its duly authorized officers and designated agents, the Actions (as such term is defined herein) in Owners’ name, place and stead.  This limited power of attorney (“Limited Power of Attorney”) is given in connection with, and relates solely to that certain Commercial Mortgage Servicing Oversight Agreement dated as of November [_], 2015, between Owners and Oversight Servicer, under the terms of which Oversight Servicer shall oversee the servicing activities of Midland Loan Services, a Division of PNC Bank, National Association “(Midland”)  under a Servicing Agreement dated July 13, 2015 among Midland, Owners and Oversight Servicer (“Midland Servicing Agreement”). Pursuant to the Midland Servicing Agreement, Owners engaged Midland to act as the Master Servicer of Mortgage Loans that the Owners acquire or originate from time to time and as the Special Servicer with respect to certain of those Mortgage Loans as defined in the Midland Servicing Agreement.

As used above, the term “Actions” shall mean and be limited to the following acts, in each case only with respect to any of the Mortgage Loans and only as mandated or permitted by federal, state or local laws or other legal requirements or restrictions:

1.          Execute or file any documents necessary and appropriate to authorize or consent to Midland’s performance of actions respecting any Mortgage Loan;

2.          Correct or otherwise remedy any errors or deficiencies contained in any transfer or reconveyance documents provided or prepared by Owner, Master Servicer or a prior transferor, including, but not limited to note indorsements;

3.          Execute or file quitclaim deeds or, only where necessary and appropriate, special warranty deeds or other deeds causing the transfer of title to a third party, in respect of property acquired through a foreclosure or deed-in-lieu of foreclosure (“REO Property”);

4.          Execute and deliver documentation with respect to the marketing and sale of REO Property, including:  eviction notices, listing agreements, purchase and sale agreements, escrow instructions, HUD-1 settlement statements, and any other document necessary to effect the transfer of REO Property.

5.          To execute, acknowledge, seal and deliver deed of trust/mortgage note endorsements, lost note affidavits, assignments of deed of trust/mortgage and other recorded documents, satisfactions/releases/reconveyances of deed of trust/mortgage, subordinations and modifications, tax authority notifications and declarations, deeds, bills of sale, and other instruments of sale, conveyance, and transfer, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate to effect its execution, delivery, conveyance, recordation or filing.

6.          To execute and deliver insurance filings and claims, affidavits of debt, substitutions of trustee, substitutions of counsel, non military affidavits, notices of rescission, foreclosure deeds, transfer tax affidavits, affidavits of merit, verifications of complaints, notices to quit, bankruptcy declarations for the purpose of filing motions to lift stays, and other documents or notice filings on behalf of Owner in connection with insurance, foreclosure, bankruptcy and eviction actions.

7.          To endorse any checks or other instruments received by the Oversight Servicer and made payable to either Owner.

8.          To pursue any deficiency, debt or other obligation, secured or unsecured, including but not limited to those arising from foreclosure or other sale, promissory note or check.  This power also authorizes the Servicer to collect, negotiate or otherwise settle any deficiency claim, including interest and attorney’s fees.

9.          To do any other act or complete any other document that arises in the normal course of oversight servicing of all Mortgage Loans and REO Properties, as defined in, and subject to the terms of the Midland Servicing Agreement.

With respect to the Actions, Owner gives to said attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing requisite, necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully, to all intents and purposes, as the undersigned might or could do, and hereby does ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by authority hereof.

Nothing contained herein shall be construed to grant Servicer the power to (i) initiate or defend any suit, litigation, or proceeding in the name of Owners or be construed to create a duty of Owners to initiate or defend any suit, litigation, or proceeding in the name of Servicer, (ii) incur or agree to any liability or obligation in the name of or on behalf of Owners, or (iii) execute any document or take any action on behalf of, or in the name, place, or stead of, Owners, except as provided herein.  This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York without regard to conflicts of law principles of such state.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Owners has executed this Limited Power of Attorney this ____ day of November, 2015.

PENNYMAC CORP.

By:
Title:

PENNYMAC HOLDINGS, LLC

By:
Title:

Witness:
Name:
Title:

Witness:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF _________________)

On _________________________ before me, __________________________________________________
(insert name and title of the officer)

Personally appeared ___________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________ (Seal)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.